Ernst  &  Young



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-81357) pertaining to the Amended and Restated 1993 Stock Option Plan of PixTech, Inc. and on Form S-3 (No. 333-70927) of our report dated March 6, 2001, with respect to the consolidated financial statements of PixTech, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                               Ernst & Young AUDIT


                                                           /Ernst & Young AUDIT/
                                         represented by :  Christine Blanc-Patin


Marseilles,  France
March  6,  2001


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